Exhibit 10.14

Addendum to patronage contract (guarantee agreement)

of July 16, 2012

between

Josef Mettler, Bachtelstrasse 20, 8808 Pfäffikon

Hans Rigendinger, Hartbertstrasse 11, 7000 Chur

Max Rössler, Aeschi 4, 6052 Hergiswil

Zypam Ltd. 35a Jasmine Court, Regent St, Belize City, Belize

hereinafter referred to as "guarantors"

and

SunVesta Holding AG, Seestrasse 97, 8942 Oberrieden

hereinafter referred to as "beneficiaries"

The Section 5, respectively § 5.1. of the patronage contract will be adjusted as follows:

5. Expiry date

5.1. This agreement is irredeemable and shall be lifted only on 31 December 2018

Oberrieden, September 22nd 2015

Oberrieden, September 22nd 2015

The guarantors:

SunVesta Holding AG

/s/ Hans Rigendinger

/s/ Hans Rigendinger

Hans Rigendinger

Hans Rigendinger

/s/ Josef Mettler

/s/ Josef Mettler

Josef Mettler

Josef Mettler

/s/ Dr. Max Rӧssler

Dr. Max. Rössler

/s/ Josef Mettler

Zypam Ltd.

represented by Josef Mettler